Exhibit 10.1

SECOND AMENDMENT TO

THE NUWELLIS, INC.

2021 INDUCEMENT PLAN

The Nuwellis, Inc. 2021 Inducement Plan, as amended (the “Plan”) is hereby amended in the following respects, effective February 23, 2023, in accordance with Section 2(b)(vi) of the Plan.

The first sentence of Section 3(a) of the Plan is deleted in its entirety and replaced with the following sentence:

“Subject to Section 9(a) relating Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 46,928 shares (the “Share Reserve”).”